For period ending  September 30, 2010

File number 811-02319    Fort Dearborn Income Securities, Inc.

For period ending   September 30, 2010 Exhibit 77O

File number 811-02319

FORM 10f-3
Registered Domestic Securities and Government Securities

FUND: Fort Dearborn Income Securities, Inc.
 Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issue: Wal-Mart Stores Inc. 3 5/8% due 7/8/2020
2.  Date of Purchase:  6/30/2010 3.  Date offering commenced: 6/30/2010
4.  Underwriter(s) from whom purchased: Barclays Capital Inc.
5.  "Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
6.  Aggregate principal amount or number of shares purchased:  $14,986,200 (Firmwide)
7.  Aggregate principal amount or total number of shares of offering: $ 1,498,620,000
8.  Purchase price per unit or share(net of fees and expenses):  $99.908
9.  Initial public offering price per unit or share:  $99.908
10.  Commission, spread or profit:  __________.45__%              $________0__
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
 c. The securities purchased at a price not more then the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting. terminated).

X_______

X_______

X_______

X_______

_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
YES

X_______

X_______
NO

_______
g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

X_______

_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular,  "Affiliated Underwriter" is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: Eric Staudt Date:8/22/10
Print Name: /s/ Eric Staudt

For period ending   September 30, 2010 Exhibit 77O

File number 811-02319

FORM 10f-3
Registered Domestic Securities and Government Securities

FUND: Fort Dearborn Income Securities, Inc.
 Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issue: Directtv Holdings/Fin. 6% due 8/15/2040
2.  Date of Purchase:  8/10/2010 3.  Date offering commenced: 8/10/2010
4.  Underwriter(s) from whom purchased: Citigroup Global Markets Hldgs
5.  "Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
6.  Aggregate principal amount or number of shares purchased:  $4,932,950 (Firmwide)
7.  Aggregate principal amount or total number of shares of offering: $ 1,233,237,500
8.  Purchase price per unit or share(net of fees and expenses):  $99.659
9.  Initial public offering price per unit or share:  $99.659
10.  Commission, spread or profit:  __________.875__%              $________0__
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
 c. The securities purchased at a price not more then the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting. terminated).

X_______

X_______

X_______

X_______

_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
YES

X_______

X_______
NO

_______
g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

X_______

_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular,  "Affiliated Underwriter" is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: Amar Reganti Date:10/15/2010
Print Name: /s/ Amar Reganti

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